UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

The Greenbrier Companies, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Centerpointe Drive, Suite 200 Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to Original Credit Facility

On July 29, 2022, The Greenbrier Companies, Inc. (“Greenbrier”) entered into a Third Amendment to Fourth Amended and Restated Credit Agreement with Bank of America, N.A. (“BofA”), as Administrative Agent (the “Facility Agent”), the guarantors party thereto, and the lenders party thereto (the “Third Amendment”). The Third Amendment amends that certain Fourth Amended and Restated Credit Agreement, dated as of September 26, 2018 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, Guarantor Joinder and Amendment to Certain Collateral Documents, dated as of June 3, 2019 and that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of August 27, 2021, the “Original Credit Facility”), by and among Greenbrier, the Facility Agent, the lenders, and the other parties thereto.

The Third Amendment provides for an increase in the term debt basket from $300 million to $450 million. The Third Amendment also replaced LIBOR as the benchmark rate with Term SOFR for US-dollar denominated loans and made certain related conforming changes.

Second Amendment to Original Term Facility

On July 29, 2022, Greenbrier Leasing Company LLC (“GLC”), a wholly-owned subsidiary of Greenbrier, entered into a Second Amendment to Amended and Restated Credit Agreement with BofA, as Administrative Agent (the “Term Agent”) and the lenders party thereto (the “Second Amendment”). The Second Amendment amends that certain Amended and Restated Credit Agreement, dated as of September 26, 2018 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 27, 2021, the “Original Term Facility”), by and among GLC, the Term Agent, and the lenders party thereto.

The Second Amendment provides for (i) an incremental term loan in the aggregate amount of $75 million (the “Incremental Term Loan”) and (ii) a delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) in an aggregate amount of up to $75 million (“Delayed Draw Term Loans”), which has an availability period of six (6) months and is subject to the satisfaction of certain conditions. The proceeds from the Incremental Term Loan and Delayed Draw Term Loans will be used for general corporate purposes (including to expand GLC’s leasing fleet). The interest rate (after giving effect to the benchmark replacement referred to below) and maturity date of the Incremental Term Loan and the Delayed Draw Term Loans are the same as the existing term loans under the Original Term Facility. A commitment fee is required to be paid on the undrawn portion of the Delayed Draw Term Loan Facility. The Second Amendment also replaced LIBOR as the benchmark rate with Term SOFR and made certain related conforming changes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On August 3, 2022, The Greenbrier Companies, Inc. issued a press release announcing the new term loans. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 3, 2022 of The Greenbrier Companies, Inc. announcing the new term loans.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2022

THE GREENBRIER COMPANIES, INC.

By:	/s/ Martin R. Baker
Name: Title:	Martin R. Baker Senior Vice President, Chief Compliance Officer and General Counsel